Exhibit 10.21

AMENDED AND RESTATED

EXECUTIVE SPLIT DOLLAR

LIFE INSURANCE PLAN AND AGREEMENT

Between

COBIZ BANK AND «EMPLOYEE_FIRST» «EMPLOYEE_MIDDLE» «EMPLOYEE_LAST»

THIS AMENDED AND RESTATED EXECUTIVE SPLIT DOLLAR LIFE INSURANCE AGREEMENT (this “Agreement”) is made and entered into as of the thirty-first day of December, 2007 (the “Effective Date”), by and between COBIZ BANK, a state banking association having its principal place of business at 821 17th Street, Denver, CO 80202 (the “Corporation”), and «EMPLOYEE_FIRST» «EMPLOYEE_MIDDLE» «EMPLOYEE_LAST», (the “Employee”) and replaces in its entirety that certain Executive Split Dollar Life Insurance Agreement by and between the Corporation and the Employee dated March1, 2004 (the “Original Agreement”).

Recitals

A.            The Employee and the Corporation entered into the Original Agreement and now desire to amend and restate the same in its entirety in accordance with Section 20[a] thereof.

B.            The Employee remains a valued member of a select group of management employees of the Corporation, and the Corporation wishes to assist the Employee with «Gender_Pronoun» personal life insurance program while the Employee remains in the employ of the Corporation.

C.            The Employee wishes to provide life insurance protection for «Gender_Pronoun» family in the event of «Gender_Pronoun» death, under one or more policies of life insurance insuring «Gender_Pronoun» life (collectively, the “Policies” and individually a “Policy”), which policy or policies have been issued by the insurer or insurers identified on the attached Schedule A (collectively, the “Insurers” and individually an “Insurer”).

D.            The Corporation wishes to offer an inducement to the Employee to remain in the employ of the Corporation in the form of an arrangement under which the Corporation will pay the premiums due on the Policies, a portion of the death benefits under which will be paid to the beneficiary or beneficiaries designated by the Employee, as an additional employment benefit for the Employee, provided that the Corporation shall be the owner of the Policies and, as such, shall possess all incidents of ownership in and to the Policies, and that all benefits under this Agreement shall terminate coincident with the Employee’s separation from service.

Terms of Agreement

Therefore, in consideration of the mutual promises set forth below, the parties agree as follows:

Section 1.              Definitions.  For purposes of this Agreement, the following terms shall have the meanings specified:

[a]                                  “Affiliate” shall mean any entity that directly or indirectly controls, or is controlled by, or is under common control of the Corporation. For these purposes, “control” means [i] for corporate entities, direct or indirect ownership of 20 percent or more of the stock or shares entitled to vote for the election of the board of directors; and, [ii] for non-corporate entities, direct or indirect ownership of 20 percent or more of the equity interests.

[b]                                 “Employee’s Beneficiaries” shall mean the person or persons designated by the Employee under Section 3 as being entitled to receive the Employee Death Benefit, provided that, to the extent that the Employee fails to designate any such person or persons under Section 3, then the “Employee’s Beneficiaries” shall mean, in the following order of priority, the Employee’s [i] spouse, [ii] lineal descendants, [iii] parents, or [iv] estate.

[c]                                  “Employee Death Benefit” shall mean that portion of proceeds of the Policies payable under Section 4[a] to the Employee’s Beneficiaries in the event of the Employee’s death.

[d]                                 “Includible Compensation” shall mean the base compensation for service to the Corporation or an Affiliate of the Corporation that is paid to the Employee in the form of wages or salary currently includible in the Employee’s gross income for federal income tax purposes, but such term shall not include overtime payments, bonuses, commissions, contributions to employee benefit or welfare plans, fringe benefits, director’s fees, or any amount includible in the Employee’s income by virtue of this Agreement.

[e]                                  “Net Amount at Risk” with respect to the Employee under the Policies shall mean the difference between the total death benefit and the cash value of the Policies with respect to the Employee.

[f]                                    “Plan Administrator” shall have the meaning assigned to such term in Section 14.

Section 2.              Policy Ownership.  The Corporation shall purchase the Policies from the Insurers in such total face amounts as the Corporation shall determine to be advisable and as shall permit the Corporation to satisfy its obligations under this Agreement.  The parties agree that they will take all necessary action to cause the Insurers to issue the Policies and shall take such further action as may be necessary to cause the Policies to conform to the provisions of this Agreement.  The parties agree that the Policies shall be subject to the terms and conditions of this Agreement and of any endorsement to the Policies filed with each Insurer.  The Corporation shall be the sole and absolute owner of the Policies and may exercise all ownership rights granted to the owner under the terms of the Policies, except as may otherwise be specifically provided in this Agreement.

Section 3.              Beneficiary Designations.

[a]           Employee.  From time to time on or after the Effective Date, the Employee may designate the person or persons to receive the Employee Death Benefit, by specifying the same in a written notice delivered to the Corporation in a form substantially similar to that attached as Schedule B. Upon receipt of such notice (or within ten days after the date that any previous written notice becomes ineffective for any reason), the Corporation shall execute and deliver to the Insurers such forms as may be necessary to designate the Employee’s Beneficiaries as being the beneficiary or beneficiaries of the Policies in an amount equal to the Employee Death Benefit. During the term of this Agreement, the Corporation shall not terminate, alter or amend any such beneficiary designation without the express written consent of the Employee.

[b]           Corporation.  Contemporaneously with the execution of this Agreement. the Corporation has executed a beneficiary designation form for each Policy, using the form required by the applicable Insurer for such designations, for the balance of the proceeds of the Policies in excess of Employee Death Benefit.

Section 4.              Payment of Policy Proceeds.  In the event of the death of the Employee while this Agreement and the Policies remain in effect, the death benefit, if any, payable under the Policies on account of the death of the Employee shall be paid as follows:

[a]           To the Employee’ s Beneficiaries.  An amount equal to the lesser of

[i]                                 125 percent of the Employee’s Includible Compensation for the most recent calendar year; and

[ii]                             the Net Amount at Risk with respect to the Employee under the Policies,

shall be paid directly by the Insurers to the Employee’s Beneficiaries, in the manner and at such time or times as may be provided in the death benefit payment provisions of such Policies.

[b]           Balance to the Corporation.  The balance of any such death benefit, reduced by any indebtedness against such Policy existing at the death of the Employee (including any interest due on such indebtedness), shall be paid to the Corporation.

Section 5.              Settlement Options.  As to their respective shares, the Corporation and the Employee’s Beneficiaries may select any settlement option provided in the Policies at the time of distribution.

Section 6.              Policy Dividends.  To the extent an Insurer declares dividends on a Policy, the Corporation shall have the right to choose the option or combination of options it desires from among those offered by the Insurer.  The Corporation shall notify the Insurer of its choice.

Section 7.              Premium Payments.  On or before the due date of each Policy premium, or within the grace period provided under such Policy, the Corporation shall pay the full amount of the premium with respect to such Policy to the applicable Insurer.

Section 8.              Notice to Employee of Taxable Cost.  The Corporation shall cause each Insurer to furnish to the Plan Administrator and shall cause the Plan Administrator to furnish the Corporation an annual report which shall include a statement of the amount of compensation reportable by the Employee as taxable economic benefit cost for federal and state income tax purposes, as a result of the Corporation’s payment of the premium on each Policy.  Each Insurer shall represent to the Corporation that it shall use for such purposes such premium factors as may be authorized by and consistent with such guidance as the Internal Revenue Service may publish from time to time and as shall result in the least amount of such premiums being includible in the Employee’s taxable income for federal and state income tax purposes.

Section 9.              Procedure Upon Employee’s Death.  Upon the death of the Employee, while any Policy and this Agreement are in force, the Corporation shall promptly take all reasonable action requested by the Employee’s Beneficiaries to obtain payment of the Employee’s Death Benefit.

Section 10.            Policy Loans.  The Corporation may pledge or assign any Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the applicable Insurer or from a third party.  The amount of such loan, including accumulated interest, shall not exceed the lesser of [a] the amount of the premiums on the Policy paid by the Corporation pursuant to this Agreement, or [b] the cash surrender value of the Policy (as determined by the Insurer) as of the date through which premiums have been paid.  Interest charges on such loan shall be paid by the Corporation.

Section 11.            Termination.  The term of this Agreement shall begin on the Effective Date and shall terminate, without notice or penalty to the Corporation, upon the first to occur of the following events:

[a]                                  The total cessation of the business of the Corporation;

[b]                                 The bankruptcy, receivership or dissolution of the Corporation;

[c]                                  The Employee’s separation from service with the Corporation; and

[d]                                 The performance of this Agreement’s terms following the death of the Employee.

Under no circumstances shall the Corporation provide any benefit of life insurance coverage hereunder after the Employee’s separation from service with the Corporation.

Section 12.            Effect of Termination.  Upon the termination of this Agreement, the Employee and the Employee’s Beneficiaries shall have no rights to or interest in any Policy or any amounts payable with respect to any Policy under either this Agreement or any such Policy, and the Corporation shall be entitled to change the beneficiary designation of each Policy otherwise governing (but for such termination) the payment of the Employee Death Benefit, naming itself or any other person or entity as revocable beneficiary thereof, and to exercise any other ownership rights in and to the Policies, without regard to the provisions of this Agreement.

Section 13.            Nature of Employee’s Interest; Prohibition Against Assignment.  All amounts payable to the Employee’s Beneficiaries as described in this Agreement shall be payable solely from the death benefit proceeds of the Policies paid by the Insurers, and nothing in this Agreement shall be construed to give the Employee or the Employee’s Beneficiaries any right, title, interest, or claim in or to any specific asset, fund, reserve, account, or property of any kind whatsoever owned by the Employer or in which it may have any right, title, or interest now or in the future, other than the death benefit proceeds of the Policies paid by the Insurers.  Neither the Employee nor the Employee’s Beneficiaries shall have any right to anticipate, transfer, or encumber any part of such person’s interest under this Agreement or the Policies.

Section 14.            Designation of Plan Administrator.  Financial Designs, Ltd. is hereby designated as the Plan Administrator of this Agreement.  The Corporation delegates to the Plan Administrator, and the Plan Administrator shall be responsible for, the general administration of this Agreement, including the authority to receive all beneficiary designations described in Section 3[a], and the authority to make any and all decisions pertaining to the initial granting or denial of benefit claims.  The Corporation reserves the right at any time to designate an alternate or successor Plan Administrator without the Employee’s consent by delivering written notice to the Employee.  The Corporation is hereby designated as the named fiduciary of this Agreement for purposes of the Employee Retirement Income Security Act of 1974, as amended, and shall be responsible for its overall supervision and management, all questions relating to the interpretation of this Agreement and all decisions pertaining to the review of denials of benefit claims.

Section 15.            Claims Procedure.

[a]           Filing a Claim for Benefits. Any beneficiary of a Policy shall make a claim for the benefits provided under such Policy and this Agreement by contacting the Plan Administrator at the following address:

Financial Designs, Ltd.

1775 Sherman Street, Suite 1800

Denver, Colorado 80203

Telephone:  303-832-6100

Facsimile:  303-832-7100

Upon receipt of any such claim, the Plan Administrator shall contact the applicable Insurer and take all reasonable and necessary actions to assist the beneficiary of such Policy under this Agreement in filing a claim.

[b]           Claim Denial.  With respect to a claim for benefits under a Policy, the applicable Insurer shall be the entity that reviews and makes decisions on claim denials according to the terms of the Policy.

[c]           Notification to Claimant of Decisions.  Within 90 days after the filing of a claim, the applicable Insurer shall notify the claimant in a written instrument that meets the requirements of Section 15[d] below, whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing the specific circumstances requiring a specified amount of additional time (but not more than 180 days from the date the claim was filed) to reach a decision on the claim.

[d]           Content of Notice.  The Insurer shall provide, to any claimant who is denied a claim for benefits, written notice setting forth, in a manner calculated to be understood by the claimant, the following:

[1]                                  The specific reason or reasons for the denial;

[2]                                  Specific reference to pertinent Policy provision or provisions of this Agreement on which the denial is based;

[3]                                  A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

[4]                                  An explanation of the Agreement’s claim review procedure, as set forth in Sections 15 [d] and [e] below.

[e]           Claims Review Procedure.  The purpose of the review procedure set forth in this Section 15[e] and the following Section 15[f] is to provide a method by which a claimant under a Policy may have a reasonable opportunity to appeal and obtain a full and fair review of the denial of a claim. To accomplish that purpose, the claimant or «Gender_Pronoun» duly authorized representative:

[1]                                  May request a review upon written application to the Insurer;

[2]                                  May review pertinent Policy and Agreement documentation as provided in Section 18; and

[3]                                  May submit issues and comments in writing.

A claimant or «Gender_Pronoun» duly authorized representative shall request a review by filing a written application for review at any time within 60 days after receipt by the claimant of written notice of the denial of the claim.

[f]            Decision on Review.  A decision on review of a denial of claim shall be made in the following manner:

[1]                                  The decision on review shall be made by the Insurer, which may, in its discretion, hold a hearing on the denied claim. The Insurer shall make its decision promptly, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but no later than 120 days after receipt of the request for review.

[2]                                  The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and include specific references to the pertinent Policy or provisions of this Agreement on which the decision is based.

Section 16.            No Contract of Employment.  Neither the terms of this Agreement nor the benefits provided in accordance with this Agreement shall in any way be deemed to constitute a contract for the employment of the Employee.  The terms of this Agreement shall not give any employee the right to be retained in the employment of the Corporation.

Section 17.            Fringe Benefit Only.  The benefits provided by this Agreement are a fringe benefit only.  The Employee shall have no option to receive cash from the Corporation in lieu of the benefits provided under this Agreement.  Such benefits are not being provided in lieu of a raise or bonus, or as part of a salary reduction program.  No such benefit shall be treated as compensation for purposes of any retirement plan of the Corporation or any Affiliate of the Corporation.  The Corporation has no obligation to provide any benefit to the Employee aside from the designation of beneficiaries under such Policies as provided herein, including but without limitation, no obligation to the Employee in the case of any Insurer’s default under such Policies or any Insurer’s bankruptcy or other such event that results in the nonpayment of amounts owed under any Policy.

Section 18.            Policy Review.  A copy of the Policy and this Agreement may be reviewed by the Employee, «Gender_Pronoun» Beneficiaries or «Gender_Pronoun» assignees during normal working hours at the following address:

Financial Designs, Ltd.

1775 Sherman Street, Suite 1800

Denver, Colorado 80203

A copy of the Policy and this Agreement may be obtained by the Employee, «Gender_Pronoun» Beneficiaries or «Gender_Pronoun» assignee at a reasonable cost to such person.

Section 19.            No Amendment or Termination Following Change of Control.  Notwithstanding any other provision of this Agreement to the contrary, during the five years following the date of a Change of Control with respect to the Corporation, this Agreement may not be terminated and the provisions of this Agreement may not be amended in any manner that would adversely affect the rights, expectancies, or benefits of the Employee or the Employee’s Beneficiaries unless the Employee consents in writing to such termination or amendment.  The

Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the common stock or assets of the Corporation expressly to assume all of the liabilities and obligations of the Agreement.

For the purpose of this Section, a “Change of Control” shall mean any of the following events:

[a]                                  the acquisition by any person or group of beneficial ownership of  20 percent or more of either the then outstanding stock or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, except that (i) no such person or group shall be deemed to own beneficially (a) any securities acquired directly from the Corporation pursuant to a written agreement with the Corporation, or (b) any securities held by the Corporation or a subsidiary (as defined below) or any employee benefit plan (or any related trust) of the Corporation or a subsidiary (as defined below), and (ii) no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60 percent of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the stock and voting securities of the Corporation immediately before such acquisition;

[b]                                 individuals who, as of the Effective Date, constitute the Board of  Directors of the Corporation (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors of the Corporation; provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Corporation’s stockholders was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (“1934 Act”); or

[c]                                  approval by the stockholders of the Corporation of (i) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the stock and voting securities of the Corporation immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such merger, reorganization or consolidation, (ii) a liquidation or dissolution of the Corporation or (iii) the sale or other disposition of all or substantially all of the assets of the Corporation.

[d]                                 For purposes of this definition, “person” means such term as used in Securities Exchange Commission (“SEC”) Rule 13d-5(b) under the 1934 Act; “beneficial owner” means such term as defined in SEC Rule 13d-3 under the 1934 Act; “group” means such term as defined in Section 13(d) of the 1934 Act; “subsidiary” means a corporation as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended (“Code”) with the Corporation being treated as the employer corporation for purposes of this definition of subsidiary; and “stock” means the common stock of the Corporation.

Section 20.            General Provisions.

[a]           Amendment.  This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as specifically provided elsewhere in this Agreement; provided, however, that the Corporation unilaterally may amend this Agreement by providing notice to the Employee of such amendment in order to modify the terms of the Agreement to comply with law, as may reasonably be determined by the Corporation based on new statutes, regulations, administrative pronouncements, cases, or other governmental guidance, and the Corporation may make any other amendment to this Agreement by providing notice to the Employee of such amendment to the extent that such amendment does not materially alter the rights of the Employee hereunder.

[b]           Continuation.  This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, «Gender_Pronoun» successors, assigns, heirs, executors, administrators and beneficiaries.

[c]           Notice.  Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same.  If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation.  The date of such mailing shall be deemed the date of notice, consent or demand.

[d]           Governing Law.  This agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Colorado.

[e]           Headings & Severability.  Headings at the beginning of sections are for convenience of reference, shall not be considered part of this Agreement, and shall not influence its construction.  The provisions of this Agreement shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.  Notwithstanding anything to the contrary, if any provision of this Agreement shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Agreement.

[f]            Interpretation.  Full power and authority to construe, interpret and administer this Agreement is vested in the Corporation.  Any interpretation of the Agreement by the Corporation or any administrative act by the Corporation will be final and binding on the Employee.

[g]           Compliance with Code Section 409A.  The provisions of this Agreement shall be read consistent with Code Section 409A and the final regulations issued thereunder.  To the extent any provision of this Agreement would result in taxation under Code Section 409A(a)(1)(A), such provision shall have no effect.  To the extent applicable, the Corporation may not accelerate the payment of benefits provided under this Agreement except as expressly permitted under Code Section 409A and the final regulations issued thereunder.

[h]           Economic Benefit Tax Treatment.  This Agreement shall be interpreted and enforced to comply with the split dollar final regulations so that it is treated as an economic benefit transaction for tax purposes in which, at all times, the only economic benefit to Employee shall be the value of the current life insurance protection attributable to naming the beneficiary under the Policy.  Employee shall not have any current access to the Policy’s cash values within the meaning of the split dollar final regulations or any other economic benefit other than the cost of current life insurance protection.

[i]            No Anticipation or Alienation.  The Employee’s rights under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind.

[j]            Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior or contemporaneous understandings, negotiations or discussions, whether oral or written of the parties hereto.

[k]           Counterparts.  This Agreement may be executed in several counterparts, but all of which together shall constitute one and the same Agreement. This Agreement may be signed and delivered by facsimile and any such signature shall be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, as of the day and year first above written.

COBIZ BANK

Dated:	By:

Dated:
«Employee_first» «Employee_middle»
«Employee_last»